UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2006 (October 5, 2006)

ADE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

            Massachusetts

(State or other jurisdiction

of incorporation)

Commission File No. 0-26714	04-2441829 (IRS Employer Identification No.)

80 Wilson Way, Westwood, Massachusetts (Address of Principal Executive Offices)	02090 (Zip Code)

Registrant’s telephone number, including area code: (781) 467-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 5, 2006, ADE Corporation, or ADE, and KLA-Tencor Corporation, or KLA-Tencor, announced that the acquisition of ADE by KLA-Tencor has received the approval of German antitrust authorities and that the previously announced Phase II investigation of the acquisition has been closed. The acquisition has already been cleared by the antitrust authorities in the United States and in all other applicable jurisdictions. In addition, ADE’s stockholders approved the acquisition on July 13, 2006. The parties expect the merger to close on October 11, 2006.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and federal securities law. Such forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Those statements that make reference to expectations, predictions, beliefs and assumptions should be considered forward-looking statements. These statements include, but are not limited to, those associated with the expected closing time for the proposed merger. These statements involve risks and uncertainties including those associated with failure to consummate or delays in consummating the proposed merger, changes in laws or regulations and other similar factors. Further information on potential factors that could affect ADE’s business is contained in its reports on file with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Except as otherwise required by applicable law, ADE is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADE CORPORATION

By: /s/ Brian C. James

Name: Brian C. James

Title: Executive Vice President, Treasurer and Chief Financial Officer

Date: October 6, 2006